Exhibit 99.(11)(a)

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

January 20, 2010

Morgan Stanley Institutional Fund, Inc.

522 Fifth Avenue

New York, New York  10036

Re:	Opinion of Counsel Regarding the Registration Statement
Filed on Form N-14 under the Securities Act of 1933
(File Nos. 333-156437, 812-67931)

Ladies and Gentlemen:

We have acted as counsel for Morgan Stanley Institutional Fund, Inc., a Maryland corporation (the “Fund”), in connection with (i) the proposed acquisition by Advantage Portfolio, a newly created series of the Fund (“MSIF Advantage”), of substantially all of the assets and the assumption of certain stated liabilities of Van Kampen Core Growth Fund (“VK Core Growth”), a series of Van Kampen Equity Trust II, pursuant to an Agreement and Plan of Reorganization, dated as of December 10, 2009 (the “Core Growth Reorganization Agreement”), in exchange solely for an equal aggregate value of shares of common stock of MSIF Advantage to be distributed thereafter to shareholders of VK Core Growth; (ii) the proposed acquisition by Equity Growth Portfolio, a newly created series of the Fund (“MSIF Equity Growth”), of substantially all of the assets and the assumption of certain stated liabilities of Van Kampen Equity Growth Fund (“VK Equity Growth”), a series of Van Kampen Series Fund, Inc., pursuant to an Agreement and Plan of Reorganization, dated as of December 10, 2009 (the “Equity Growth Reorganization Agreement”), in exchange solely for an equal aggregate value of shares of common stock of MSIF Equity Growth to be distributed thereafter to shareholders of VK Equity Growth; and (iii) the proposed acquisition by Global Growth Portfolio, a newly created series of the Fund (“MSIF Global Growth”), of substantially all of the assets and the assumption of certain stated liabilities of Van Kampen Global Growth Fund (“VK Global Growth”), a series of Van Kampen Equity Trust, pursuant to an Agreement and Plan of Reorganization, dated as of December 10, 2009 (the “Global Growth Reorganization Agreement”), in exchange solely for an equal aggregate value of shares of common stock of MSIF Global Growth to be distributed thereafter to shareholders of VK Global Growth.  The Reorganizations of each of VK Core Growth, VK Equity Growth and VK Global Growth are collectively referred to herein as the “Reorganizations.”

US  Austin  Boston  Charlotte  Hartford  New York  Newport Beach  Philadelphia  Princeton  San Francisco  Silicon Valley  Washington DC

EUROPE  Brussels  London  Luxembourg  Moscow  Munich  Paris  ASIA  Beijing  Hong Kong

This opinion is furnished in connection with the Fund’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the Class H, Class L and Class I shares of common stock of each of MSIF Advantage, MSIF Equity Growth and MSIF Global Growth, each with a par value of $0.001 per share (the “Acquiring Fund Shares”), to be issued in the Reorganizations.

We have examined such statutes, regulations, corporate records and other documents and reviewed such questions of law as we deemed necessary or appropriate for the purpose of this opinion.  As to matters of Maryland law contained in this opinion, we have relied upon the opinion of Ballard Spahr LLP, dated January 20, 2010.

Based upon the foregoing, we are of the opinion that subsequent to the approval by the shareholders of VK Core Growth of the Core Growth Reorganization Agreement, the approval by the shareholders of VK Equity Growth of the Equity Growth Reorganization Agreement, and the approval by the shareholders of VK Global Growth of the Global Growth Reorganization Agreement, each set forth in the proxy statement and prospectus constituting a part of the Registration Statement (the “Proxy Statement and Prospectus”), the Acquiring Fund Shares, upon issuance in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Proxy Statement and Prospectus constituting a part thereof.

Very truly yours,

/s/ Dechert LLP